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                                                                    Exhibit 5.1
                                 July 19, 1996



Universal Outdoor Holdings, Inc.
321 North Clark Street
Chicago, Illinois 60610

          Re: 7,130,000 Shares of Common Stock, $0.01 par value, of Universal Outdoor Holdings, Inc.

Dear Sir or Madam:

          We refer to the Registration Statement on Form S-1, Registration No. 333-5351 (the "Registration Statement"), filed by Universal Outdoor Holdings, Inc. (The "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 7,130,000 shares of Common Stock $0.01 par value (the "Shares"), of the Company. Up to 4,430,000 of the Shares are being offered by the Company (the "Company Shares") and up to 2,700,000 of the Shares are being offered by the Selling Stockholders (the "Seller Shares").

          As set forth in the Registration Statement, the Company intends to take the following actions (the "Corporate Actions") immediately prior to the consummation of the offering of the Shares: (i) file amended and restated articles of incorporation in Delaware; (ii) complete a 16 for one stock split in the form of a stock dividend with respect to each of its issued and outstanding shares; (iii) reclassify its Class B Common Stock and Class C Common Stock into Common Stock; (iv) make appropriate adjustments in outstanding warrants and options as a result of the stock split; and (v) cause all required actions of directors and Stockholders to accomplish the foregoing to be taken.

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Universal Outdoor Holdings, Inc.
July 19, 1996
Page 2


          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing in Delaware.

          2. Assuming that all of the Corporate Actions have been completed, (i) the Company Shares will be legally issued, fully paid, and non-assessable when the Company Shares shall have been delivered to the purchasers thereof against payment of the agreed consideration therefore, and
(ii) the Seller Shares are legally issued, fully paid, and non-assessable.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                              Very truly yours,